Exhibit 99.1

REWALK TAKES ANOTHER STEP
TOWARD MEDICARE COVERAGE

•	ReWalk to submit first cases for Medicare coverage through Medicare Administrative Contractors (MACs)
•	Centers for Medicare and Medicaid Services (CMS) affirms that the MACs have discretion to cover and reimburse the ReWalk exoskeleton
•	CMS also plans to further deliberate on a benefit category designation for the ReWalk exoskeleton and has said that it will provide more information in the near future

MARLBOROUGH, Mass., Sept. 28, 2022 (GLOBE NEWSIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk”, or the “Company”), a leading manufacturer of robotic medical technology for people with lower extremity disabilities, is announcing that the Company will begin submitting Medicare cases following CMS’s September 26, 2022, announcement affirming that the MACs have discretion to cover and reimburse for the ReWalk exoskeleton. ReWalk Robotics is actively engaged with CMS in its commitment to evaluate complex advanced technologies like exoskeletons.

“We are pleased CMS has provided a pathway to submit cases while they continue to deliberate on the benefit category designation,” said Larry Jasinski, Chief Executive Officer (CEO) of ReWalk. “In light of this announcement, ReWalk will begin submitting cases for Medicare beneficiaries with spinal cord injury (SCI) to the MACs. All patients with spinal cord injury deserve access to revolutionary technologies that significantly improve their health. We will continue to advocate for Medicare to provide these innovative life-changing devices to beneficiaries with SCI.”

This is the latest step in ReWalk’s efforts to expand access to the Company’s exoskeletons for Medicare beneficiaries with SCI. Studies have shown that the ability to ambulate with an exoskeleton has a profound and beneficial impact on health outcomes for individuals with SCI, including through improved mental health, increased gastrointestinal (GI) function and other improvements on the health consequences of a SCI. ReWalk has prioritized working with payers like Medicare to ensure coverage of and access to exoskeleton technologies for individuals who are paralyzed or disabled due to SCI, so they are able to once again experience the health and well-being benefits of functional ambulation.

About ReWalk Robotics Ltd.
ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of SCI or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit rewalk.com

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in ReWalk’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading "Risk Factors" in ReWalk's annual report on Form 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:
Michael Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
T: +1 508-281-7274
E: investorrelations@rewalk.com

Media Contact:
Anna Sugg
E: media@rewalk.com